                                                                    EXHIBIT 1(a)


                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------




I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST OF "SHORT-TERM INVESTMENTS TRUST" FILED IN THIS OFFICE ON THE FIFTH DAY OF MAY, A.D. 1993, AT 11:05 O'CLOCK A.M.
                              * * * * * * * * * *





                               [SEAL]   /s/ WILLIAM T. QUILLEN
                                        --------------------------------------
                                        William T. Quillen, Secretary of State

                                        AUTHENTICATION: *4095244

                                        DATE: 10/12/1993

                              CERTIFICATE OF TRUST
                                       OF
                          SHORT-TERM INVESTMENTS TRUST


         This Certificate of Trust is being duly executed and filed on behalf of the business trust formed hereby by the undersigned, all of the trustees of the Trust, to form a business trust pursuant to the Delaware Business Trust Act (12 Del. C. S 3801 et seq.).

                                  ARTICLE I

         The name of the business trust formed hereby is "Short-Term Investments Trust" (the "Trust").

                                 ARTICLE II

         The Trust is, or will become prior to or within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. SS 80a-1 et seq.).

                                 ARTICLE III

         The address of the registered office of the Trust in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                                  ARTICLE IV


         The address of the registered agent for service of process on the Trust in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

                                   ARTICLE V

         The Trust Instrument relating to the Trust provides for the issuance of one or more series of shares of beneficial interest in the Trust. Separate and distinct records shall be maintained by the Trust for each series and the assets associated solely with any such series shall be held and accounted for separately from the assets of the Trust associated solely with any other series. As provided in the Trust Instrument, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.
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                                   ARTICLE VI

         This Certificate of Trust shall become effective upon filing in the Office of the Secretary of State of Delaware.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust as of this 5th day of May.

                                        SHORT-TERM
                                        INVESTMENTS TRUST
                                        (THE "TRUST")




                                        /s/ WILLIAM H. KLEH
                                        ----------------------------
                                        William H. Kleh, as Trustee



                                        /s/ CHARLES T. BAUER
                                        ----------------------------
                                        Charles T. Bauer, as Trustee



                                        /s/ ROBERT H. GRAHAM
                                        ----------------------------
                                        Robert H. Graham, as Trustee
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                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE


I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE CERTIFICATE OF BUSINESS TRUST OF THE "SHORT-TERM INVESTMENTS TRUST", WAS RECEIVED AND FILED IN THIS OFFICE THE FIFTH DAY OF MAY, A.D. 1993, AT 11:05 O'CLOCK A.M.
         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID BUSINESS TRUST.
         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID BUSINESS TRUST IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE NOT HAVING BEEN CANCELED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.
                              * * * * * * * * * *








                               [SEAL]   /s/ WILLIAM T. QUILLEN
                                        --------------------------------------
                                        William T. Quillen, Secretary of State

                                        AUTHENTICATION: *4100458

                                        DATE: 10/14/1993